EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 4, 1996 included in Connecticut Natural Gas Corporation's Annual Report on Form 10-K for the year ended September 30, 1996 and to all references to our Firm included in this registration statement.




   Hartford, Connecticut
   March 31, 1997